                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement             [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED
                                                BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               THE ROUSE COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14a.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

    (3) Filing Party:

        -----------------------------------------------------------------------

    (4) Date Filed:

        -----------------------------------------------------------------------

Notes:

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE HOLDERS OF COMMON STOCK:

  The Annual Meeting of Stockholders of The Rouse Company is called to be held on Thursday, May 23, 1996, at 11:00 a.m. at The Rouse Company Building, Columbia, Maryland, for the following purposes:

  (a) Election of directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify; and

  (b) Consideration of such other business as may properly come before the meeting.

  Holders of Common Stock of the Company as of the close of business on March 27, 1996 will be entitled to notice of, and to vote at, the meeting. The stock transfer books will not be closed.

  For the convenience of stockholders, a form of proxy is enclosed. You are urged to complete and return the proxy.

                                          By Order of the Board of Directors

                                             Bruce I. Rothschild
                                                  Secretary

April 5, 1996

                               THE ROUSE COMPANY

                         10275 LITTLE PATUXENT PARKWAY
                         COLUMBIA, MARYLAND 21044-3456

                                PROXY STATEMENT

                (FIRST MAILED TO STOCKHOLDERS ON APRIL 5, 1996)

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Rouse Company (the "Company") to be voted at the Annual Meeting of Stockholders on May 23, 1996 and at any adjournment or adjournments thereof (the "meeting"). The solicitation of proxies generally will be by mail and by directors, officers and regular employees of the Company. In some instances, solicitation may be made by telephone, telegraph or other means. All costs incurred in connection with the solicitation of proxies will be borne by the Company. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses. The Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,000 plus a charge for contacting specific stockholders and reasonable out-of-pocket expenses and disbursements.

  Each properly executed proxy will be voted in accordance with the instructions marked on it. In the absence of specific instructions, a proxy will be voted for the election of directors and nominees listed in the Proxy Statement, in accordance with the Board of Directors' recommendation as to any proposal listed in the Proxy Statement and in the best discretion of the proxy holders as to any other matters, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof. If, as discussed below, the proposed merger with The Hughes Corporation is consummated prior to the meeting, William R. Lummis, a director of The Hughes Corporation, will be nominated as a director of the Company, and any proxy given pursuant to this solicitation will be voted for the election of Mr. Lummis.

  Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time prior to exercise of the proxy. Such right of revocation is not limited or subject to compliance with any formal procedure.

  Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock of the Company ("Common Stock") present in person or represented by proxy at the meeting, at which a quorum is present. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for directors.

  On March 27, 1996, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, the Company had outstanding and entitled to vote 48,247,756 shares of Common Stock, par value $.01 per share. This class of stock has no cumulative voting rights, and each issued and outstanding share of Common Stock is entitled to one vote at the meeting and any adjournment or adjournments thereof.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1995, has been mailed to all stockholders with this Proxy Statement. You may receive, without charge, a copy of the Company's 1995 Form 10-K as filed with the Securities and Exchange Commission by contacting

David L. Tripp, Vice President and Director of Investor Relations, The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456.

                   ELECTION OF DIRECTORS AND RELATED MATTERS

  It is proposed that 10 directors be elected at the meeting, each to serve until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

  In addition, at its meeting on February 22, 1996, the Board of Directors determined to expand the Board by one and to elect William R. Lummis to fill the vacancy if the proposed merger with The Hughes Corporation ("Hughes") is consummated. In connection with the proposed merger, the Company will enter into a Contingent Stock Agreement (the "Agreement") under which the owners of Hughes (the "Owners") will receive rights to future distributions of Company stock as part of the consideration in the merger. Under the Agreement, as long as the Owners own at least 5% of the outstanding shares of Company Common Stock (but in no event for longer than 10 years), the Owners will be entitled, through certain representatives, to designate an individual for election to the Company's Board. It is expected that Mr. Lummis will be designated under this provision to serve as a director.

  If one or more of the nominees for director is unable to serve for any reason or if a vacancy otherwise exists on the Board of Directors, the holders of proxies solicited hereby reserve the right to nominate and vote for any other person or persons of their choice. If the proposed merger with Hughes is consummated prior to the meeting, the holders of proxies solicited hereby reserve the right to nominate and vote for Mr. Lummis. If the proposed merger is consummated after the meeting, Mr. Lummis will become a director at that time in accordance with the action taken by the Board of Directors at its February 22, 1996 meeting.

  Certain information as to the nominees and Mr. Lummis follows:

  David H. Benson, age 58, has been a member of the Company's Board since 1987. Mr. Benson is a member of the Board of Kleinwort Benson Group plc, a bank holding company. He is also Chairman of the Board of Kleinwort Charter Investment Trust plc and Trustee of The Pilot Funds, both of which are investment management companies. Previously, Mr. Benson was Vice Chairman of the Board of Kleinwort Benson Group plc. Mr. Benson is a director of British Gas plc, The Dover Corporation, Harrow Corporation, Kleinwort Benson U.S.A. Inc., Leach International, Inc. and Marshall Cavendish Ltd. He is also a Trustee of the Charities Official Investment Fund and the Edward James Foundation.

  Jeremiah E. Casey, age 56, has been a member of the Company's Board since 1990. Mr. Casey is Chief Executive, USA, of Allied Irish Banks plc, and Chairman of the Board of First Maryland Bancorp and its banking subsidiaries. Mr. Casey is a director of Allied Irish Banks plc and a director of the Federal Reserve Bank of Richmond, Baltimore Branch. In addition, he is a director of the Children's Research and Healing Center, Inc., Ireland-United States Council for Commerce & Industry, Inc., Irish Educational Development Foundation, Inc., The Kennedy Kreiger Institute, Inc. and The World Trade Center Institute. Mr. Casey also is a Trustee of both Mercy Medical Center and The Walters Art Gallery.

  Anthony W. Deering, age 51, has been a member of the Company's Board since 1993. Mr. Deering is a Director and President and Chief Executive Officer of the Company. Previously, he was President and Chief Operating Officer of the Company; Executive Vice-President, Finance and Administration and Chief Financial Officer of the Company; and Senior Vice-President and Chief Financial Officer of the Company. Mr. Deering is a director of Kleinwort Benson Holdings Inc. Advisory Board and a director of T. Rowe Price Fixed Income and International Mutual Funds. He is a Trustee of the Baltimore Museum of Art, the Friends School of Baltimore and the Parks and People Foundation of The Foundation for Baltimore Recreation and Parks. Mr. Deering also is a member of the Mayor's Business Advisory Council of the City of Baltimore.

  Rohit M. Desai, age 57, has been a member of the Company's Board since 1980. Mr. Desai is Chairman of the Board and President of Desai Capital Management Incorporated ("DCMI"), a specialized investment firm managing assets of various institutional clients. Mr. Desai is also a director of Sunglass Hut International, Inc. and Finlay Enterprises, Inc.

  Mathias J. DeVito, age 65, has been a member of the Company's Board since 1972. Mr. DeVito is Chairman of the Board of the Company. Previously, he was Chairman of the Board and Chief Executive Officer of the Company. Mr. DeVito is a director of Allied Irish Banks plc, First Maryland Bancorp and USAir Group, Inc. He is Chairman of the Board of the Baltimore Empowerment Management Corporation and a member of both the Business Committee for the Arts, Inc. and The Greater Baltimore Committee. Mr. DeVito also is a Trustee of the Maryland Institute, College of Art.

  Juanita T. James, age 43, has been a member of the Company's Board since 1989. Ms. James is Senior Vice-President of the Book-of-the-Month Club, Inc., a subsidiary of Time Warner Inc. Previously, she was President and Chief Executive Officer, Time-Life Libraries, Incorporated. Ms. James is a Charter Trustee of Princeton University and a member of both the Advisory Council of Bethune-Cookman College and the National Coalition of 100 Black Women.

  William R. Lummis, age 67, has been Chairman of the Board of The Hughes Corporation since 1976. He served as Chief Executive Officer of Hughes from 1977 until 1990. Prior to joining Hughes, Mr. Lummis was a partner in the Houston law firm of Andrews & Kurth L.L.P. He has served as administrator of the Estate of Howard R. Hughes, Jr. since 1976. He is a trustee of the Howard Hughes Medical Institute.

  Thomas J. McHugh, age 64, has been a member of the Company's Board since 1980. Mr. McHugh is President of McHugh Associates, Inc., a registered investment adviser. Mr. McHugh is a director of Philadelphia Consolidated Holding Corp. and is Vice Chairman and Trustee of St. Joseph's University.

  Hanne M. Merriman, age 54, has been a member of the Company's Board since 1992. Ms. Merriman is a Retail Business Consultant for Hanne Merriman Associates, a retail consulting firm. Previously, she was President and Chief Operating Officer of Nan Duskin, Inc., a women's specialty store. Ms. Merriman is a director of AnnTaylor Stores Corporation, CIPSCO Incorporated, State Farm Mutual Automobile Insurance Company, T. Rowe Price Mutual Funds and USAir Group, Inc. She is also a Trustee of the American-Scandinavian Foundation and a member of the National Women's Forum.

  Roger W. Schipke, age 59, has been a member of the Company's Board since 1992. Mr. Schipke is Chairman of the Board and Chief Executive Officer of Sunbeam-Oster Company, Inc., a corporation that engages in the sale of various consumer products. Previously, he was Chairman of the Board, President and Chief Executive Officer of The Ryland Group, Inc., and Senior Vice-President of G.E. Co., with worldwide responsibility for appliance products. Mr. Schipke is a director of The Brunswick Corporation, Legg Mason, Inc. and Oakwood Homes Corporation.

  Alexander B. Trowbridge, age 66, has been a member of the Company's Board since 1985. Mr. Trowbridge is President of Trowbridge Partners, Inc., a corporation that engages in the consulting business. Mr. Trowbridge is a director of The Gillette Co., Harris Corp., ICOS Corp., New England Mutual Life Insurance Co., PHH Corporation, Sun Company, Inc., Sun Resorts International Ltd., and WMX Technologies, Inc. He also serves as a director of several publicly owned mutual funds managed by Warburg Pincus Counsellors, Inc. Mr. Trowbridge is a Trustee of both The Aspen Institute and Phillips Academy Andover.

  Please Note:

  (1) There exist no family relationships between any of the director-nominees or between any of such nominees and any executive officer of the Company.

  (2) All corporations identified have securities registered under the Securities Exchange Act of 1934, as amended, except for non-profit organizations, the companies identified with respect to Mr. Benson with the exception of British Gas plc, and New England Mutual Life Insurance Co. and State Farm Mutual Automobile Insurance Company, both of which are mutual insurance companies.

  The Board of Directors has established three permanent committees of the Board--the Audit, Executive and Personnel Committees--to perform certain designated functions.

  The Audit Committee, composed of Messrs. Desai (Chairman), Benson, DeVito and Schipke and Ms. Merriman, recommends to the Board of Directors the appointment of the Company's independent certified public accountants, reviews the year-end financial statements and related matters with management and the Company's independent certified public accountants and independent real estate consultants, reviews the Company's Form 10-K Annual Report filed with the Securities and Exchange Commission and reviews such accounting and auditing issues concerning the Company and its subsidiaries and affiliates as may be deemed appropriate. The Audit Committee held four meetings during 1995.

  The Executive Committee, composed of Messrs. DeVito (Chairman), Casey, Deering, Desai, McHugh and Trowbridge and Ms. James, takes action with respect to approved projects and corporate financings of the Company, such special matters as may be delegated to it by the Board and any other appropriate matters that arise between Board meetings. In addition, this Committee serves as a nominating committee. In this capacity, the Executive Committee determines the criteria and qualifications for membership on the Board of Directors, develops an orderly process for nominating persons to fill vacancies on the Board, considers nominees for election to the Board and makes recommendations regarding the compensation of directors. Stockholders may submit to the Secretary of the Company names of nominees for membership on the Board of Directors to be considered by the Executive Committee. Section 2.05 of the Company's Bylaws generally provides that nominations shall be made not more than 90 days nor less than 60 days before the scheduled date of a stockholders meeting at which directors are to be elected and specifies information that the stockholder must provide at the time of the nomination. The Executive Committee held one meeting during 1995.

  The Personnel Committee, composed of Messrs. McHugh (Chairman), Casey and Trowbridge and Ms. James, reviews and makes recommendations to the Board regarding the compensation programs of the Company, including the compensation of its executive officers, and reviews and approves grants under the Company's stock option plans. See "Personnel Committee Report on Executive Officer Compensation" below. This Committee also has certain responsibilities with respect to the Company's Pension Plan, including general oversight of the investment of Pension Plan assets and approval of amendments to the Pension Plan that do not significantly increase the Company's funding costs or that are required under federal or state law. In addition, the Personnel Committee has general oversight responsibility for The Rouse Company Supplemental Retirement Benefit Plan. The Personnel Committee held three meetings during 1995.

  During 1995, the Board of Directors of the Company held six meetings in addition to the eight meetings held by Board Committees. During their respective terms as directors, all directors of the Company attended 75% or more of the aggregate of all Board meetings and all meetings of Committees of which they were a member.

  The following table sets forth the number of shares of Common Stock and Series A Convertible Preferred Stock beneficially owned by each named executive officer (see Summary Compensation Table below), director and nominee for director of the Company, by all directors and executive officers of the Company as a group and by all persons, to the knowledge of the Company, beneficially owning more than five percent (5%) of Company Common Stock or Series A Convertible Preferred Stock.

                     EQUITY SECURITIES BENEFICIALLY OWNED
                               ON MARCH 1, 1996

                                                        SERIES A CONVERTIBLE
                                COMMON STOCK               PREFERRED STOCK
                            --------------------------- ------------------------
                                            PERCENT OF               PERCENT OF
 NAME OF BENEFICIAL OWNER   NUMBER OF         SHARES     NUMBER        SHARES
   OR IDENTITY OF GROUP      SHARES         OUTSTANDING OF SHARES    OUTSTANDING
 ------------------------   ---------       ----------- ---------    -----------
EXECUTIVE OFFICERS(1)
Anthony W. Deering........    641,770(2)          1.34%     3,500            (3)
Jeffrey H. Donahue........    100,468               (3)       --            --
Paul I. Latta, Jr.........     92,412               (3)       226            (3)
Douglas A. McGregor.......    516,905             1.07%       --            --
Larry M. Wolf.............    226,175               (3)       --            --
DIRECTORS(4)(5)
David H. Benson...........      8,350(4)(6)         (3)       --            --
Jeremiah E. Casey.........     10,500(4)            (3)       --            --
Anthony W. Deering........  See above        See above  See above     See above
Rohit M. Desai............  1,840,138(4)(7)       3.70%   140,000(7)       3.11%
Mathias J. DeVito.........    913,200(4)(8)       1.90%       --            --
Juanita T. James..........      7,200(4)            (3)       --            --
Thomas J. McHugh..........     17,000(4)            (3)       --            --
Hanne M. Merriman.........      7,500(4)            (3)       --            --
Roger W. Schipke..........     13,500(4)            (3)       --            --
Alexander B. Trowbridge...      7,450(4)            (3)       --            --
All executive officers and
 directors as a group (20
 persons).................  5,030,499(9)         10.12%   145,205          3.22%
NAME AND ADDRESS OF OTHER
5% HOLDERS OF COMMON STOCK
Algemeen Burgerlijk
 Pensioenfonds............  4,331,200(10)         9.04%
Oude Lindestraat 70
Postbus 2980, 6401 DL
 Heerlen
The Netherlands
Ariel Capital Management,
 Inc......................  2,860,730(11)         5.98%
307 N. Michigan Avenue
Suite 500
Chicago, Illinois 60601

                                                           SERIES A CONVERTIBLE
                                     COMMON STOCK             PREFERRED STOCK
                                 ------------------------- ---------------------
                                               PERCENT OF            PERCENT OF
   NAME OF BENEFICIAL OWNER      NUMBER OF       SHARES     NUMBER     SHARES
     OR IDENTITY OF GROUP         SHARES       OUTSTANDING OF SHARES OUTSTANDING
   ------------------------      ---------     ----------- --------- -----------
NAME AND ADDRESS OF OTHER
5% HOLDERS OF COMMON STOCK
Cohen & Steers Capital Manage-
 ment Inc. ....................  3,376,500(12)    7.05%
757 Third Avenue
New York, New York 10017
Franklin Resources, Inc. ......  4,152,370(13)    8.66%
777 Mariners Island Boulevard
San Mateo, California 94404
Liberty Investment Management,
 Inc. .........................  2,712,100(14)    5.66%
2502 Rocky Point Drive, Suite
 500
Tampa, Florida 33607
Onroerend Goed
 Belegginsmaatschappij Omlandia
 B.V. .........................  2,381,000(15)    5.01%
Coolsingel 120
NL-3011 AG Rotterdam
The Netherlands
T. Rowe Price Associates,
 Inc. .........................  2,618,772(16)    5.46%
100 East Pratt Street
Baltimore, Maryland 21202

- --------
(1) With respect to the named executive officers of the Company, includes (i) 442,334 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 1, 1996, (ii) with respect to such named executive officers' accounts under The Rouse Company Savings Plan as of February 7, 1996, 57,396 shares of Common Stock and an additional 532 shares of Common Stock that are issuable if the 226 shares of Series A Convertible Preferred Stock held in the account of a named executive officer were converted,
    (iii) 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by a named executive officer were converted, and (iv) 8,235 shares of Common Stock that are issuable if 3,500 shares of the Company's Series A Convertible Preferred Stock directly owned by a named executive officer were converted. Also includes 30,228 shares of Common Stock owned directly or indirectly by spouses of named executive officers, children who share the same residence and certain other family members, as to which shares the named executive officers in some instances disclaim beneficial ownership. Unless otherwise indicated below, and with the exception of shares owned by spouses, children and certain other family members, each of the beneficial owners indicates that he has sole voting and dispositive powers.
(2) Includes 5,589 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are beneficially held by Mr. Deering were converted. Also includes 8,235 shares of Common Stock that are issuable if the Company's Series A Convertible Preferred Stock that is beneficially held by Mr. Deering were converted. Includes 201,337 shares that are owned by the Deering

   Family Limited Partnership of which Mr. Deering is a Trustee and has shared voting and dispositive powers. Includes 56,610 shares that are owned by a Foundation of which Mr. Deering is the Trustee. Mr. Deering disclaims beneficial ownership of the shares that are owned by the Foundation.

(3) Beneficial ownership does not exceed one percent of the shares of Common Stock or Series A Convertible Preferred Stock outstanding.

(4) Includes 7,000 shares of Rouse Company Common Stock subject to stock options granted under the Company's 1994 Stock Incentive Plan to each non-employee director, except for Mr. DeVito, who received a 1,000-share stock option grant upon attaining non-employee status in February 1995. All of the options are presently exercisable.

(5) As indicated above, William R. Lummis will become a director of the Company if the proposed merger with The Hughes Corporation is consummated. On March 1, 1996, Mr. Lummis owned no shares of Common Stock or Series A Convertible Preferred Stock of the Company. Since Mr. Lummis is one of the owners of Hughes, he will receive Company Common Stock if the merger is consummated.

(6) Includes 450 shares of Common Stock owned directly by Mr. Benson's spouse, as to which shares he disclaims beneficial ownership. Mrs. Benson has sole voting and dispositive power with respect to such shares. Does not include 147,525 shares of Common Stock that, as of March 1, 1996, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. Mr. Benson is a member of the Board of Kleinwort Benson Group plc. Mr. Benson has no voting or dispositive power with respect to such shares and disclaims beneficial ownership of them.

(7) Includes 1,500 shares directly owned by Mr. Desai and 7,000 shares of Rouse Company Common Stock subject to stock options referenced in Footnote
    (4) above. Mr. Desai disclaims beneficial ownership as to all other shares. Desai Capital Management Incorporated, of which Mr. Desai is Chairman of the Board and President, has dispositive power on behalf of clients with respect to 1,090,000 shares of Common Stock, 140,000 shares of Series A Convertible Preferred Stock and $11.8 million principal amount of the Company's 5 3/4% Convertible Subordinated Debentures due 2002. The 5 3/4% Debentures are convertible into 412,227 shares of Common Stock. The Series A Convertible Preferred Stock is convertible into 329,411 shares of Common Stock. The number of shares of Common Stock includes those shares that are issuable upon conversion of the Series A Convertible Preferred Stock and the 5 3/4% Debentures.

(8) Includes 148,100 shares that are in trusts for Mr. DeVito's children and other descendants and as to which shares Mr. DeVito has no voting or dispositive power. Also includes 54,300 shares that are owned by a Foundation of which Mr. DeVito is a Trustee and has shared voting and dispositive power. Mr. DeVito disclaims beneficial ownership of the shares in both the trusts and the Foundation.

(9) Includes 719,334 shares of Common Stock subject to stock options granted under the Company's 1985 and 1990 Stock Option Plans and 1994 Stock Incentive Plan that either are presently exercisable or will become exercisable within 60 days of March 1, 1996. With respect to executive officers' accounts under The Rouse Company Savings Plan as of February 7, 1996, includes 57,396 shares of Common Stock and an additional 4,012 shares of Common Stock that are issuable if 1,705 shares of Series A Convertible Preferred Stock held in the accounts of such executive officers were converted. Also includes 417,816 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 that are attributable to one director and one executive officer were converted, and 337,646 shares of Common Stock that are issuable if 143,500 shares of the Company's Series A Convertible Preferred Stock attributable to one director and one executive officer (other than shares held in The Rouse Company Savings Plan) were converted. Does not include 147,525 shares of Common Stock of the Company that, as of March 1, 1996, are owned and held in accounts managed by Kleinwort Benson Investment Management Limited or its affiliates, all of which are subsidiaries of Kleinwort Benson Group plc. See Footnote (6) above.

(10) Represents shares beneficially held as of November 15, 1995 by Algemeen Burgerlijk Pensioenfonds, which has sole voting power with respect to 4,195,800 shares and sole dispositive power with respect to all 4,331,200 shares.

(11) Represents shares beneficially held as of December 31, 1995 by Ariel Capital Management, Inc., which has sole voting power with respect to 2,741,830 shares, shared voting power with respect to 30,500 shares and sole dispositive power with respect to all 2,860,730 shares.

(12) Represents shares beneficially held as of January 18, 1996 by Cohen & Steers Capital Management Inc., which has sole voting power with respect to 2,998,800 shares and sole dispositive power with respect to all 3,376,500 shares.

(13) Represents shares beneficially held as of December 31, 1995 by Franklin Resources, Inc., which includes 933,980 shares of Common Stock that are issuable if the Company's 5 3/4% Convertible Subordinated Debentures due 2002 were converted. Franklin Resources, Inc. has sole voting power with respect to 4,063,540 shares and shared dispositive power with respect to all 4,152,370 shares.

(14) Represents shares beneficially held as of December 31, 1995 by Liberty Investment Management, Inc., which has sole voting and dispositive power with respect to all 2,712,100 shares.

(15) Represents shares beneficially held as of December 31, 1995 by Onroerend Goed Belegginsmaatschappij Omlandia B.V. ("Omlandia"), a Dutch private limited liability company. Rodamco North America B.V. ("Rodamco North America"), a Dutch private limited liability company, owns 100% of the outstanding securities of Omlandia. Rodamco N.V., a Dutch public limited liability company, owns 80% of the outstanding securities of Rodamco North America. Omlandia, Rodamco North America and Rodamco N.V. have shared voting power and shared dispositive power with respect to all of the 2,381,000 shares.

(16) Represents shares beneficially held as of December 31, 1995 by T. Rowe Price Associates, Inc. ("Price Associates"), which has sole voting power with respect to 326,661 shares and sole dispositive power with respect to all 2,618,772 shares. These shares are owned by various individual and institutional investors for whom Price Associates serves as investment adviser. Price Associates disclaims that it is, in fact, the beneficial owner of such shares.

                         PERSONNEL COMMITTEE REPORT ON
                        EXECUTIVE OFFICER COMPENSATION

  The Personnel Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation for 1995. The Committee is composed of four outside directors of the Company and is responsible for reviewing and making recommendations to the Board generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation actions with the exception of grants of stock options which, as approved by stockholders and the Board, are made by the Committee under the Company's Stock Option and Stock Incentive Plans.

OVERALL COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Company has developed an overall compensation program and specific compensation plans which are designed to enhance corporate performance and thus stockholder value, by aligning the financial interests of executives with those of its stockholders. This linkage is established by tying a significant portion of executive compensation to the Company's success in meeting specified performance goals adopted annually as described below. In pursuit of these overall objectives, the structure and scope of the Company's compensation program are designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve specific performance goals which are integral to the Company's business plan approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and finally, to provide a compensation package that recognizes individual performance in conjunction with overall corporate performance.

  The Committee has primary responsibility for evaluating the Company's overall compensation program and specific compensation plans and establishing compensation policies that meet the objectives described above. In 1993 a comprehensive review of the Company's compensation program was conducted by William M. Mercer, Incorporated (the "Compensation Consultant"). The Compensation Consultant's Report to the Committee included the results of a comprehensive study of competitive compensation practices, surveying the real estate industry generally and reviewing in depth twelve major real estate firms deemed to be most comparable to the Company (including four firms that are included in the peer group used in the current Performance Graph) and nine real estate investment trusts (REITs) with assets that include retail centers. The study also included the executive compensation practices of national corporations whose comparability is based on asset size and market capitalization and other corporations identified through the Compensation Consultant's review of 1993 proxy statements and long-term incentive survey. References in this report to "comparable companies," "competitive pay," "competitive ranges" and the like refer to the comparison groups described above.

  In addition to reviewing and giving careful consideration to the results of reports of independent compensation consultants, the Committee considers the performance of the Company in its industry as compared to the performance of competitive companies surveyed. The Committee also uses its discretion when, in its judgment, external, internal or an individual's circumstances are deemed relevant.

  The Committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and the other executive officers of the Company. The Committee also considers the Compensation Consultant's periodic recommendations and the specific recommendations of the Chief Executive Officer with respect to proposed salaries, bonus levels and long-term incentive stock compensation for the other executive officers. With respect to the Chief Executive Officer, the Committee considers the Compensation Consultant's recommended parameters for salary, bonus level and long-term incentive stock compensation.

Except with respect to stock options, the Board provides the final approval for the compensation of all executive officers, including the Chief Executive Officer.

  In reviewing the individual performance of the Company's executive officers (other than the Chief Executive Officer), the Committee and the Board take into account the views of the Chief Executive Officer to whom these officers were responsible. Mr. DeVito was the Chief Executive Officer of the Company until February 23, 1995, and Mr. Deering was the Chief Executive Officer for the balance of the year. Mr. DeVito's recommendations with respect to proposed salaries for 1995, which were set early in 1995, and Mr. Deering's recommendations with respect to proposed bonuses for the executive officers for 1995, which were set early in 1996, were concurred in by the Committee and approved by the Board.

PRINCIPAL COMPONENTS OF EXECUTIVE COMPENSATION

  The principal elements of the Company's executive compensation program consist of both annual and long-term programs and include base salary and annual incentive cash bonus, and at appropriate intervals, long-term incentive compensation in the form of stock option and stock bonus grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and aligning such salaries with reference to market data and periodic independent compensation consultant recommendations with respect to the competitive marketplace for executive talent. In addition to comparing base salary compensation of other companies, consideration is given to the relative overall corporate performance of the Company in relation to its competitors in the industry, with the objective of achieving and maintaining a higher level of performance than industry averages through establishing high performance standards and setting base executive salaries in the Company within the top quartile of base salaries at comparable companies.

  Annual salary adjustments, if any, are determined by evaluating the performance of the Company and its executive officers, and by taking into account any additional or new responsibilities assumed by individual executive officers in connection with promotions or organizational changes. Whether salaries should be adjusted in a particular year, and the amount thereof, is determined largely upon recommendation from the Chief Executive Officer to the Personnel Committee, and upon recommendation by that Committee to the Board with respect to all executive officers, based principally on overall corporate performance and with reference to the overall corporate salary budgets established for the Company as a whole.

  Mr. Deering received an increase in his 1995 salary to $625,000 when he was elected as Chief Executive Officer of the Company (in addition to President) on February 23, 1995. The new salary was recommended by the Committee and approved by the Board based upon Mr. Deering's increased responsibilities.

ANNUAL INCENTIVE BONUS

  The Company's executive officers and other key persons are eligible for an annual cash bonus under the Incentive Compensation Plan. While the number of persons who are eligible for such bonuses varies from year to year, approximately 200-250 persons participate each year.

  Under the Plan, the bonus awards of the executive officers of the Company as a group are based in whole or in part upon the Company's annual corporate objectives as evaluated by the Board. The bonus awards of Messrs. Deering and McGregor for 1995 were determined based on the Board's overall evaluation of corporate performance. The bonus awards of the other executive officers for 1995 were based 50% on the Board's overall evaluation of corporate performance and 50% on individual performance. The maximum incentive bonus potential for executive officers under the 1995 Plan ranged from 60% to 90% of salary according to position, subject to the Board's discretion to grant special supplemental bonus awards in exceptional cases based upon extraordinary performance, and subject further to overall limitations on aggregate bonus payments to all participants.

  Each year, a set of annual corporate performance objectives, assigned individual relative weightings, is recommended by the Chief Executive Officer to the Executive Committee of the Board of Directors, which in turn makes recommendations to the Board for final approval. The specific targeted objectives are set at challenging levels, so that substantially achieving earnings and other corporate objectives would represent good performance; for excellent performance, achieving higher levels of performance for earnings and other objectives is required. As shown by the relative weightings approved for 1995, these Board-approved objectives place heavy emphasis on objectives regarding earnings results and financial position (totalling 72 1/2%), including specific earnings targets for total corporate and individual business segment Earnings Before Depreciation and Deferred Taxes ("EBDDT") as well as for Columbia land sales and income property earnings, and specific objectives relating to corporate liquidity and cash position and internal staffing and related costs. Additional corporate objectives included specific strategic near- and long-term objectives for 1995 (totalling 27 1/2%) relating to capital expenditures and leasing, retail center construction and openings, future retail and office development, retail center acquisitions or management agreements and annual human resource equal opportunity goals.

  For 1995, the Board of Directors determined that the Company had achieved excellent results for the year, meeting or significantly exceeding its targeted corporate performance objectives overall for the year. Based on these results, the Board of Directors awarded to Mr. Deering a bonus of $520,313, representing 83.25% of his base salary. The other executive officers were awarded bonuses for 1995 ranging from 49.02% to 69.38% of their 1995 salaries based on the same evaluation of corporate performance and, in certain instances, their individual performance.

LONG-TERM INCENTIVE STOCK PLANS

  The Company's long-term incentive stock program includes the Company's 1990 Stock Bonus and Stock Option Plans and 1994 Stock Incentive Plan, all approved by stockholders. The purpose of these stock programs has been to provide a meaningful equity interest in the Company to proven senior Company executives and other key executives in a format which is designed to retain these executives and align their financial interests with those of stockholders. This stock program is targeted compositely to achieve overall long-term incentive compensation within the top quartile of comparable long-term executive compensation.

STOCK BONUS AWARDS

  The Board of Directors is authorized to grant stock bonus awards and make related loans upon such terms and conditions as they may approve. These grants are made following review by and upon recommendation of the Committee, which has available to it upon request the services of independent compensation specialists. In recent years, stock bonus awards have been made periodically to executive officers upon consultation with and recommendation of the Chief Executive Officer.

  In determining whether and how many shares should be awarded, the Committee has available the compensation history, including amounts and terms of previous stock bonus awards, of the executive officers. In making grants, the Committee principally considers such grant history for the preceding three years together with approved ranges of annualized values using the formula guidelines recommended by the Compensation Consultant and referred to below. It has been the practice of the Company to make these stock bonus awards subject to restrictions (typically lapsing in installments over five to seven years) which cause forfeiture of the applicable shares if the executive voluntarily leaves the employ of the Company. The term of the restrictions is designed to incentivize the continued employment of those executives deemed key to the performance of the Company and to build stockholder value over the longer term.

  In conjunction with and in order to facilitate the payment of taxes payable by the recipients in connection with these restricted stock grants, the Company in most instances has made loans to recipients, subject to annual payment of interest and to subsequent forgiveness in annual installments dependent upon continued employment with the Company, typically over a period of five or more years.

  Based on the Compensation Consultant's Report, the Board has established a competitive range of annualized values of long-term incentives for each of the executive officer positions as a multiple of base salary. Mr. Deering received a restricted stock award of 200,000 shares in February, 1995 upon assuming the role of Chief Executive Officer. See footnote (2) of the Summary Compensation Table on page 15.

STOCK OPTIONS

  Stock options may be granted by the Committee to the Company's executive officers and to other key executives with such frequency and, subject to certain terms and limitations as set forth in the Plan, as approved by the Committee under and subject to the oversight of the Board of Directors. Based upon market data, the prior grant history for each person, independent consultants' advice and management's recommendations, the Committee approves the size of stock option awards using approved award size criteria which, together with other long-term incentive programs, are designed to place the Company within the top quartile of competitive long-term compensation pay for comparable companies.

  Stock options are granted for terms not exceeding 10 years, with an exercise price equal to the market price of the Common Stock on the date of grant or the closing price of the Common Stock the day before, and typically are granted subject to vesting in installments of share amounts over a three- to five-year period. Stock options thus are designed to align the interests of executives with those of Company stockholders, since no benefit inures to the employee unless stock price appreciation occurs over a number of years.

  No stock options were granted to any executive officers during 1995.

DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION EXPENSE UNDER FEDERAL TAX LAWS

  The Committee has considered the impact of provisions of the Internal Revenue Code of 1986 (the "Code") that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the Company's Chief Executive Officer and its four other most highly compensated officers. This disallowance provision does not apply to performance-based compensation.

  While the Company expects that this provision will not limit its tax deductions for executive compensation in the near term, The Rouse Company 1994 Stock Incentive Plan (the "Plan") enables the Company to comply, to the extent deemed advisable, with the Code's requirements for performance-based compensation to insure that the Company will be able to avail itself of all deductions otherwise available with respect to stock awards made under the Plan.

CONCLUSION

  Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to corporate performance. The Personnel Committee intends to continue the policy of linking executive compensation to corporate performance in order to continue to align the interests of executives with those of Company stockholders.

                                          Thomas J. McHugh,
                                           Chairman
                                          Jeremiah E. Casey
                                          Juanita T. James
                                          Alexander B. Trowbridge

                            EXECUTIVE COMPENSATION

  The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1995, 1994 and 1993 of those persons who were the Chief Executive Officer and the four other most highly compensated officers of the Company in 1995. The amounts reported below under the columns captioned "Salary," "Bonus," "Restricted Stock Awards" and "Securities Underlying Options" are payable under and in accordance with the Company's annual and long-term compensation plans as described above in the "Personnel Committee Report on Executive Officer Compensation." No stock appreciation rights ("SARs") were granted during 1993-1995, nor have any SARs been granted at any time in prior years.

                          SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                           ANNUAL COMPENSATION      COMPENSATION AWARDS
                                         -----------------------  ------------------------
                                                                  RESTRICTED    SECURITIES
                                                                    STOCK       UNDERLYING  ALL OTHER
                                                                   AWARD(S)      OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR SALARY($)     BONUS($)      ($)           (#)         ($)
- ----------------------------        ---- ----------    ---------  ----------    ---------- ------------
Mathias J. DeVito                   1995    121,154         None       None         None    1,625,157(1)(7)
Chairman of the Board and           1994    700,000      630,000       None         None        4,620(8)
Chief Executive Officer(1)          1993    548,625      438,900       None      100,000       92,497(9)(10)

Anthony W. Deering                  1995    625,000      520,313  3,725,000(2)      None      180,245(7)
President and Chief Executive       1994    500,000      412,500       None       50,000      180,245(8)
Officer(2)                          1993    450,000(3)   315,000  1,256,250(3)    75,000       54,497(9)

Douglas A. McGregor                 1995    430,000      298,334       None(4)      None      113,995(7)
Executive Vice-President for        1994    400,000      300,000       None       30,000       54,620(8)
Development and Operations          1993    358,000(5)   232,700    456,250(5)    25,000       54,497(9)

Larry M. Wolf                       1995    285,000      157,463       None         None        4,620(7)
Senior Vice-President and Director  1994    285,000      138,225       None       22,500        4,620(8)
of Corporate Merchandising and      1993    277,200      152,460       None       40,000        4,497(9)
Creative Services

Jeffrey H. Donahue                  1995    260,000      139,490       None(4)      None       46,183(7)
Senior Vice-President and Chief     1994    240,000      134,400       None       22,500        4,620(8)
Financial Officer                   1993    223,654      105,170    166,250(6)      None        4,497(9)

Paul I. Latta, Jr.                  1995    260,000      132,275       None(4)      None       46,183(7)
Senior Vice-President and           1994    240,000      129,600       None       22,500        4,620(8)
Director of Retail Operations       1993    228,966      107,065    166,250(6)      None        4,497(9)

- --------
 (1) Mr. DeVito retired as Chief Executive Officer and from his employment with the Company on February 23, 1995. He continues to serve as Chairman of the Company's Board of Directors. During 1995, Mr. DeVito received a special retirement bonus of $1,605,358, financial planning services having a value of $16,164 and matching contributions under the Company's 401(k) Savings Plan of $3,635. For additional information, see "Employment Contracts and Termination of Employment and Change of Control Arrangements" below.

 (2) During 1994 and early 1995, Mr. Deering was President and Chief Operating Officer of the Company. Mr. Deering was elected as Chief Executive Officer on February 23, 1995 upon Mr. DeVito's retirement from this position. Upon Mr. Deering's assumption of the role of Chief Executive Officer of the Company, the Board of Directors, acting pursuant to the Company's 1994 Stock Incentive Plan, awarded Mr. Deering 200,000 shares of Common Stock (the "1995 Bonus Shares"). Ownership of the 1995 Bonus Shares vests 20% on January 2nd in each of the years 1996, 1997, 1998, 1999 and 2000. Any 1995 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares. As of December 31, 1995, Mr. Deering had aggregate restricted shareholdings of 287,500 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $5,857,813.

 (3) In February, 1993, in conjunction with the election of Mr. Deering as President and Chief Operating Officer of the Company, the Board of Directors adjusted his salary and, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. Deering 75,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 10% on January 2nd of 1994, 1995 and 1996, 15% on January 2nd of 1997 and 1998, and 20% on January 2nd of 1999 and 2000. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company.) Dividends are paid on the restricted shares.

 (4) As of December 31, 1995, Mr. McGregor had aggregate restricted shareholdings of 46,250 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $942,344, and both Messrs. Donahue and Latta had aggregate restricted shareholdings of 13,125 shares of Common Stock having a value, based on the value of the Company's shares on that date, of $267,422.

 (5) In September, 1993, in conjunction with Mr. McGregor's assumption of expanded responsibilities as Executive Vice-President for Development and Operations, the Board of Directors adjusted his salary and, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded Mr. McGregor 25,000 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 25% on September 23rd in each of the years 1995, 1996, 1997 and 1998. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

 (6) In September, 1993, the Board of Directors, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded both Messrs. Donahue and Latta 17,500 shares of Common Stock (the "1993 Bonus Shares"). Ownership of the 1993 Bonus Shares vests 25% on January 2nd in each of the years 1995, 1996, 1997 and 1998. Any 1993 Bonus Shares that have not vested will be forfeited if the recipient leaves the Company's employ for any reason other than death, disability or discharge without good cause (which is defined to include certain changes in control of the Company). Dividends are paid on the restricted shares.

 (7) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1995 in the amount of $175,625 as to Mr. Deering, $109,375 as to Mr. McGregor and $41,563 as to both Messrs. Donahue and Latta. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,620 for each of the named executive officers, except for Mr. DeVito, who received $3,635 due to his partial year of service as Chief Executive Officer.

 (8) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1994 in the amount of $175,625 as to Mr. Deering and $50,000 as to Mr. McGregor. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,620 for each of the named executive officers.

 (9) Includes installments on loans by the Company relating to restricted stock awards under the Company's 1990 Stock Bonus Plan. Installments were forgiven by the Company during 1993 in the amount of $50,000 as to both Messrs. Deering and McGregor. Also includes matching contributions available to employees of the Company generally under the Company's 401(k) Savings Plan in the amount of $4,497 for each of the named executive officers.

(10) Includes a distribution of $88,000 in 1993 as partial payment of Mr. DeVito's vested pension benefits that had accrued under the Company's Pension Plan and Supplemental Retirement Benefit Plan during his more than 24 years of service to the Company. The distribution was approved by the Board of Directors as part of an agreement intended to remove any detriment in respect to Mr. DeVito's pension benefit resulting from his continuing to serve the Company after attaining age 62 in August, 1992, the normal retirement age at which full benefits become payable under the Company's retirement plans.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

  No stock options were granted to any executive officer in 1995. No stock appreciation rights have been granted at any time under the Company's Stock Option and Stock Incentive Plans.

  The following table summarizes information relating to stock option exercises during 1995 and the number and value of unexercised stock options previously granted to the executive officers named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                 NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                            SHARES              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS(1)
                         ACQUIRED ON   VALUE     OPTIONS AT FY-END (#)         AT FY-END ($)
          NAME           EXERCISE (#) REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           ------------ -------- ------------------------- -------------------------
Anthony W. Deering......     None       None        108,750/116,250          $286,719/$172,656
Mathias J. DeVito.......     None       None        221,000/None              $64,125/None
Jeffrey H. Donahue......     None       None         16,482/101,018            $8,336/$191,352
Paul I. Latta, Jr. .....     None       None         16,482/101,018            $8,336/$191,352
Douglas A. McGregor.....     None       None         96,250/133,750          $278,906/$121,719
Larry M. Wolf...........     None       None         60,000/52,500             $6,250/$49,688

- --------
(1) An "in-the-money" stock option is an option for which the market price, on December 29, 1995, of Company Common Stock underlying the option exceeds the exercise price (i.e., the market price of Company Common Stock on the date the option was granted). The value shown represents stock price appreciation since the grant date of the option.

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and a Peer Group of real estate companies identified below. The graph assumes that $100 is invested initially and all dividends are reinvested.

                          [LINE GRAPH APPEARS HERE]

- --------------------------------------------------------------------------------
                   Dec-90     Dec-91     Dec-92     Dec-93     Dec-94     Dec-95
- --------------------------------------------------------------------------------
The Rouse Company   $100       $130       $132       $134       $151       $166
- --------------------------------------------------------------------------------
S&P 500/R/          $100       $130       $140       $155       $157       $215
- --------------------------------------------------------------------------------
Peer Group          $100        $91        $63        $70        $64        $57
- --------------------------------------------------------------------------------

  The Peer Group consists of the following publicly traded real estate companies: Bramalea Ltd., Cambridge Shopping Centers, Catellus Development Corp., Crown America Realty Trust, Federal Realty Investment Trust, First Union Realty, Forest City Enterprises, General Growth Properties, Inc., Kimco Realty, Koger Properties, Simon Property Group, Inc., Taubman Centers, Inc., Trizec Corporation Ltd., Urban Shopping Centers, Inc. and Weingarten Realty Investment.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

  On November 30, 1994, the Company entered into an agreement with Mr. DeVito in connection with his retirement as Chief Executive Officer and retirement from employment with the Company that became effective on February 23, 1995 (the "Retirement Agreement"). Under the Retirement Agreement, Mr. DeVito received a special retirement bonus of $1,605,358, which was paid in a lump sum on February 23, 1995, and financial planning services having a value of $16,164.

  Mr. DeVito continues to serve as Chairman of the Board of Directors of the Company. In that capacity, Mr. DeVito presides over meetings of the Board of Directors and stockholders of the Company, serves as Chairman of the Executive Committee and a member of the Audit Committee of the Board, and oversees the Contributions Committee of the Company. Mr. DeVito also is available to consult with management of the Company and undertake certain advisory services at the request of the Board of Directors or the Chief Executive Officer. For his services as Chairman of the Board as described above, and in lieu of any other directors' fees, Mr. DeVito will receive an annual fee of $100,000 through December 31, 1997, at which time the Board will review Mr. DeVito's role as Chairman. The Company also provides appropriate office space and secretarial and other support to Mr. DeVito and reimburses him for expenses incurred in connection with his responsibilities as Chairman.

  With respect to all named executive officers, all stock option grants, bonus stock grants and related loans under the Company's Stock Option, Stock Bonus and Stock Incentive Plans provide that any non-vested portion of a stock option grant will vest, any remaining restrictions upon bonus stock shares will be released and any related loan balance will be forgiven if the person dies, becomes disabled, retires on or after the normal retirement age of 62 or is discharged without good cause (which is defined to include certain changes in control of the Company). If such an event were to occur with respect to an executive officer, all stock options not yet exercised, as set forth above in the table captioned "Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values," would become vested, and the outstanding principal loan balances set forth below in "Indebtedness of Executive Officers" would be forgiven. In addition, Mr. Deering and Mr. McGregor would have forfeiture restrictions released on 287,500 and 111,250 shares, respectively, of bonus stock, and both Messrs. Donahue and Latta would have forfeiture restrictions released on 48,125 shares of bonus stock.

  The Company also has a severance plan available on a non-discriminatory basis to all employees, including executive officers, that provides benefits for involuntary terminations of employment, except for discharges for cause or disciplinary reasons. Severance pay generally is equal to one week's salary for each six months (or portion of six months) of service performed in the first three years of employment and one week's salary for each full or partial year worked in excess of three years. Group medical and life insurance coverage also are continued at no cost to the individual for up to 90 days.

                      INDEBTEDNESS OF EXECUTIVE OFFICERS

  In November, 1990, upon the elections of Anthony W. Deering and Douglas A. McGregor as Executive Vice-Presidents of the Company, the Board of Directors awarded Messrs. Deering and McGregor shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In February, 1993, upon the election of Mr. Deering as President and Chief Operating Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1990 Stock Bonus Plan. In September, 1993, the Board of Directors, acting pursuant to the Company's 1990 Stock Bonus Plan, awarded shares of Common Stock as incentive awards to certain of the Company's executive officers in conjunction with a reorganization of the responsibilities of senior management, which included the election of eight new Senior Vice-Presidents. In February, 1995, upon the election of Mr. Deering as Chief Executive Officer, the Board of Directors awarded Mr. Deering shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In February, 1996, the Personnel Committee of the Board of Directors awarded Messrs. McGregor, Donahue and Latta, and certain other executive officers, shares of Common Stock pursuant to the Company's 1994 Stock Incentive Plan. In connection with such grants of bonus stock and to assist the recipients in paying related tax and other obligations, the Board of Directors approved loans to such executive officers. Each loan is to be forgiven, except as to interest, in either four or five equal annual installments if the person continues to serve the Company.

  In March, 1989, the Personnel Committee of the Board of Directors granted stock options to Messrs. Kassolis, Minutoli, Riedy and Smalley (elected as Senior Vice-Presidents in 1993) pursuant to the Company's 1990 Stock Option Plan. At the same time, the Board of Directors authorized loans to each person to be made in connection with the exercise of the options. Subsequently, the terms of the options were modified by the Board or the Personnel Committee to permit, as an alternative, open market purchases of the same number of shares of Common Stock and loans in the amount of the open market purchases. Each loan is to be forgiven, except as to interest, in five equal annual installments if the person continues to serve the Company.

  The following table lists those executive officers who received loans in connection with the bonus stock grants and the stock option grants described in the two preceding paragraphs, and whose maximum indebtedness to the Company from January 1, 1995 through March 1, 1996 exceeded $60,000:

                                                  MAXIMUM PRINCIPAL  PRINCIPAL
                                                   AMOUNT OF LOANS    AMOUNT
                                                     OUTSTANDING     OF LOANS
                                                     FROM 1-1-95    OUTSTANDING
 NAME OF INDIVIDUAL   RELATIONSHIP WITH COMPANY    THROUGH 3-1-96(1) ON 3-1-96
 ------------------   -------------------------   ----------------- -----------
 Anthony W. Deering  President and Chief             $2,326,875     $1,771,250
                     Executive Officer
 Jeffrey H. Donahue  Senior Vice-President,             166,250        124,687
                     Chief Financial Officer
                     and Director of the
                     Finance Division
 Duke S. Kassolis    Senior Vice-President and          179,375        132,625
                     Director of Office and
                     Mixed-Use Operations
 Paul I. Latta, Jr.  Senior Vice-President and          166,250        124,688
                     Director of Retail
                     Operations
 Douglas A. McGregor Executive Vice-President           337,500        178,125
                     for Development and
                     Operations
 Robert Minutoli     Senior Vice-President and          275,901        187,449
                     Director of Acquisitions
 Robert D. Riedy     Senior Vice-President and          197,343        143,217
                     Director of Retail Leasing
 Alton J. Scavo      Senior Vice-President,             166,250        124,688
                     Director of the Community
                     Development Division and
                     General Manager of
                     Columbia
 Jerome D. Smalley   Senior Vice-President and          271,050        183,837
                     Director of the Commercial
                     and Office Development
                     Division
 George L. Yungmann  Senior Vice-President,             118,750         89,063
                     Controller and Director of
                     the Controller's Division

- --------
(1) Interest accrues on the principal amount of the outstanding loans and is payable on December 31st of each year. The interest rate on all the loans is 6% per year, except that the interest rate on the loans relating to the stock bonus grants that were made in September, 1993 is 5.35% per year.

                                 PENSION PLAN

  The persons named in the Summary Compensation Table participate in the Company's noncontributory Pension Plan, which is a career average plan. The Pension Plan provides for a combination of "past service" benefits and "future service" benefits. The past service benefit is (i) 1.15% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation (defined as cash compensation plus non-cash taxable amounts relating to bonus share grants that were made prior to January 1, 1989 and certain loan forgiveness relating to these bonus share grants) up to the Social Security covered compensation level, plus (ii) 1.65% of the lower of the employee's 1991 gross earnings or "high 3 average" direct cash compensation over the Social Security covered compensation level, multiplied by the employee's years of service prior to January 1, 1992. For each year of service commencing after December 31, 1991 (future service), the employee receives an annual benefit accrual of 1.15% of the employee's annual direct cash compensation up to the Social Security covered compensation level, plus 1.65% of the employee's annual direct cash compensation over the Social Security covered compensation level.

  The Company also maintains its Supplemental Plan primarily to provide for the payment of retirement benefits to those eligible Company employees whose pension benefit under the Pension Plan, described above, would be limited to amounts less than the Pension Plan would normally provide due to tax and pension laws enacted since 1982. The Supplemental Plan is a nonqualified, unfunded plan, and benefits are payable from the general assets of the Company. The primary purpose of the Supplemental Plan is to insure that the total retirement benefits of affected employees payable under both pension plans (the "Plans") are determined on the same basis, so that the retirement benefits to be received are no more or less than what could have been received by affected employees under the Pension Plan but for the enactment since 1982 of federal tax and pension laws limiting such benefits.

  Messrs. Deering, Donahue, Latta, and McGregor have, respectively, 23, 22, 27 and 23 credited years of service under the Plans, and their estimated annual benefits payable under such Plans at the normal retirement age of 62 (assuming each continues to live and receives his 1996 rate of compensation to retirement) are $418,696, $174,724, $175,092 and $315,155, respectively. Mr.
DeVito had 26 credited years of service under the Plans when he retired as Chief Executive Officer on February 23, 1995. At that time, Mr. DeVito's accrued benefit under the Plans was $575,598 per year. Mr. Wolf had 32 credited years of service under the Plans. Upon his retirement as Senior Vice-President and Director of Merchandising early in 1996, Mr. Wolf was entitled to receive his accrued benefit under the Plans, which was $246,708 per year.

  All benefits payable under the Pension Plan are subject to certain limitations contained in the Internal Revenue Code of 1986 and the regulations promulgated thereunder. The limit on annual benefits for 1995 was $120,000 as to any individual who retired at the normal retirement age.

                    DIRECTORS' FEES AND OTHER TRANSACTIONS

  Under current Company policy, an annual fee of $27,500 is paid to each director of the Company (other than Mr. DeVito) who is not employed by the Company on a full-time or other basis. The Chairman of a Board Committee receives an additional annual fee of $3,000. Each director (other than Mr. DeVito) also is paid a fee of $1,250 for attendance at any meeting of the Board and $1,000 for attendance at any meeting of a Committee of the Board or for special assignments. Mr. DeVito receives an annual fee of $100,000 for his services as Chairman of the Board of Directors, Chairman of the Executive Committee and a member of the Audit

Committee and for advisory services rendered to the Company. See "Employment Contracts and Termination of Employment and Change of Control Arrangements" above.

  Under The Rouse Company 1994 Stock Incentive Plan (the "Plan"), which was approved by the stockholders on May 12, 1994, non-employee directors receive 5,000-share stock option grants of the Company's Common Stock upon their initial election. Each director receives an additional 1,000-share stock option grant upon re-election as a director at each subsequent annual meeting.

  In February, 1996, the Board replaced the directors' retirement income benefit with a program of credits to a nonqualified Company Common Stock account established for each director. Beginning in February, 1996, each director's account will be credited with an amount equal to 10% of the annual fee for each year of service on the Board, which amount shall be deemed invested in Company Common Stock. A director will receive the value of this account upon retirement from the Board. The retirement income benefit for current directors would be eliminated, but each current director would receive an initial credit to his or her account equal to 10% of the current annual fee multiplied by the director's past years of service. At retirement from the Board, each current director would be entitled to receive the value of his or her account, but no current director would receive less than an amount equal to the then present value of the payments such director would have received under the terminated retirement plan, based on such director's years of service as of February, 1996.

  David H. Benson is a member of the Board of Kleinwort Benson Group plc (together with its subsidiaries and affiliates, "Kleinwort Benson"), and his interest in the matters described below arises solely from such position. The Company has investment banking relationships with Kleinwort Benson under which the Company maintains a revolving credit facility with Kleinwort Benson and is indebted to Kleinwort Benson for certain loans. In addition, Kleinwort Benson assists from time to time in obtaining various forms of financing for the Company.

  Transactions between the Company and certain companies with which Jeremiah
E. Casey is associated are described under "Compensation Committee Interlocks and Insider Participation" below.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995, the persons who served on the Personnel Committee of the Board were Jeremiah E. Casey, Juanita T. James, Thomas J. McHugh and Alexander B. Trowbridge. Mr. Casey, Chairman of the Board of First Maryland Bancorp and its principal subsidiary The First National Bank of Maryland, is a member of the Personnel Committee, which Committee has certain responsibilities relating to the compensation of executive officers of the Company. See "Personnel Committee Report on Executive Officer Compensation" above. Mathias J. DeVito, Chairman of the Board of the Company during 1995 and Chief Executive Officer of the Company until February 23, 1995, is a director of First Maryland Bancorp. Mr. DeVito also is Chairman of the Management and Compensation Committee of First Maryland Bancorp, which Committee reviews and recommends compensation arrangements for executive officers, including Mr. Casey.

  The Company maintains various banking relationships with The First National Bank of Maryland (the "Bank") involving depositary accounts, the issuance of letters of credit, the purchase of short-term, high quality money market instruments from the Bank and other cash management services. The Bank also served as the transfer agent for the Company's Common Stock and Series A Convertible Preferred Stock through December 31, 1995. Further, subsidiaries and affiliates of the Company are indebted to the Bank for certain loans. In addition, the Bank leases space at various locations in Maryland from subsidiaries and affiliates of the Company. Mr. Casey's interest in these matters arises solely from the positions he holds with the Bank and its parent, First Maryland Bancorp.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  The Company provides all stockholders with the opportunity, under certain circumstances and consistent with SEC Rule 14a-8, to participate in the governance of the Company by submitting proposals that they believe merit consideration at the annual meeting of stockholders to be held in May, 1997. To enable management adequately to analyze and respond to proposals and to prepare appropriate proposals for presentation in the Company's Proxy Statement for the 1997 annual meeting, any such proposal must be received by the Company by December 15, 1996, addressed to the attention of its Secretary at its principal place of business in Columbia, Maryland.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  On February 14, 1996, Alton J. Scavo filed with the Securities and Exchange Commission a Form 5, Annual Statement of Changes in Beneficial Ownership of Securities, indicating among routine transactions the sale in September, 1995 of 1,000 shares of Common Stock. The sale inadvertently was not timely reported.

                              ACCOUNTING MATTERS

  The Board of Directors first appointed KPMG Peat Marwick LLP as its auditors in December, 1956. The audit services rendered by KPMG Peat Marwick LLP for the fiscal year ended December 31, 1995 included: examination of the financial statements of the Company and its subsidiaries, review of unaudited quarterly financial information, consultation in connection with the preparation of the Annual Report to Stockholders and the filing of the Form 10-K Annual Report with the Securities and Exchange Commission, issuance of reports of compliance with debt and other agreements, and consultation with Company personnel on accounting and related matters.

  Representatives of KPMG Peat Marwick LLP will attend the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions submitted by stockholders.

                                 OTHER MATTERS

  Management is not aware of any other matters that will be brought before the meeting. If any matters properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the meeting or any adjournment or adjournments thereof, the proxy holders will vote in accordance with their judgment as to the best interests of the Company with respect to such matters. As discussed above, if the proposed merger with Hughes is consummated prior to the meeting, Mr. Lummis will be nominated as a director of the Company, and the proxy holders will vote for his election.

                               THE ROUSE COMPANY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--
                       ANNUAL MEETING OF STOCKHOLDERS--
                                 MAY 23, 1996

        The undersigned holder of the Common Stock of The Rouse Company (the "Company") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated April 5, 1996, and hereby constitutes and appoints Anthony W. Deering, President and Chief Executive Officer of the Company, and Bruce I. Rothschild, Vice-President, General Counsel and Secretary of the Company, or either of them acting singly in the absence of the other, the true and lawful proxy or proxies for and in the name of the undersigned to vote the shares of Common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 23, 1996, and at any adjournment or adjournments thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS. PLEASE MARK VOTES (X) IN BLACK OR BLUE INK.

(a) Election of Directors    FOR ALL NOMINEES  [ ]      WITHHOLD VOTE ON    [ ]
                             listed below               all nominees listed
                             (except as marked          below
                             to the contrary below)

David H. Benson, Jeremiah E. Casey, Anthony W. Deering, Rohit M. Desai, Mathias
J. DeVito, Juanita T. James, Thomas J. McHugh, Hanne M. Merriman, Roger W. Schipke and Alexander B. Trowbridge.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


- -------------------------------------------------------------------------------


                                                    (Please turn this card over)



(PLEASE SIGN, DATE AND RETURN THIS PROXY
IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)

(b) IN THEIR DISCRETION on such other matters as may properly come before the meeting, including, but not limited to, the election of one or more persons to fill any vacancy that exists on the Board of Directors at the time of the Annual Meeting of Stocklholders or any adjournment or adjournments thereof.

        Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on this proxy. In the absence of specific instructions, proxies will be voted FOR the election of Directors and in the best discretion of the proxy holders as to any other matters.


                                        (Execute proxy exactly as your name
                                        appears on this form. If stock is
                                        registered in more than one name, each
                                        joint owner should sign. When signing
                                        as trustee, executor or other fiduciary, please so indicate.)



                                        Dated:                          , 1996
                                              --------------------------

                                        -------------------------------- (SEARL)

                                        -------------------------------- (SEARL)
                                                      Signature


                             THE ROUSE COMPANY
                             P.O. BOX 11105
                             NEW YORK, N.Y. 10203-0105